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                                                                   Exhibit 10.18

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of March 25, 2002, by and between SF Holdings Group, Inc., a Delaware corporation ("SF Holdings"), and The Fonda Group, Inc., a Delaware corporation ("Fonda").

     WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated March 12, 1998, SF Holdings assigned to Fonda, substantially all of its rights and obligations under that certain Second Restated Management Services Agreement (the "Management Agreement"), dated as of March 12, 1998, as amended by Amendment No. 1 dated as of March 12, 1998, by and among Sweetheart Holdings Inc. ("Holdings"), Sweetheart Cup Company Inc. ("Cup" and together with Holdings, the "Company"), American Industrial Partners Management Company, Inc. and SF Holdings;

     WHEREAS, Fonda intends to merge with and into Cup, with Cup as the surviving entity (the "Merger"); and

     WHEREAS, in conjunction with the Merger, Fonda desires to assign to SF Holdings, and SF Holdings desires to acquire from Fonda and all of Fonda's right, title and interest in and to the Management Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Fonda hereby assigns to SF Holdings, all of its right, title and interest in and to the Management Agreement and SF Holdings hereby accepts such assignment and subject to the terms, covenants and conditions thereof, hereby assumes and covenants to perform all obligations of Fonda under the Management Agreement to be performed from and after the date hereof.

     2. Fonda covenants to pay, perform and discharge and to indemnify and hold harmless SF Holdings from and against any and all of the liabilities and obligations of Fonda under the Management Agreement relating to periods prior to the date hereof. SF Holdings covenants to pay, perform and discharge and to indemnify and hold harmless Fonda from and against any and all of the liabilities and obligations of Fonda under the Management Agreement relating to periods from and after the date hereof.

     3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

     4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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     5.   This Agreement may be executed in two or more counterparts, each of which taken together shall constitute a fully-executed original instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.


                                        SF HOLDINGS GROUP, INC.


                                        By: /s/ Hans H. Heinsen
                                            -------------------
                                        Name: Hans H. Heinsen
                                        Title: Chief Financial Officer


                                        THE FONDA GROUP, INC.


                                        By: /s/ Harvey L. Friedman
                                            ----------------------
                                        Name: Harvey L. Friedman
                                        Title: Secretary


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